EXHIBIT 99.1

STRATEGIC HOTEL CAPITAL, INC. REPORTS THIRD QUARTER

FINANCIAL RESULTS

Chicago, IL – November 9, 2004 –Strategic Hotel Capital, Inc. (NYSE:SLH) (“Strategic Hotel” or “the company”) today reported results for the quarter ended September 30, 2004 and its business outlook for the remainder of 2004.

Third Quarter Highlights

•	RevPAR for comparable hotels increased 9.2 percent over 3Q03.

•	Occupancy rate for comparable hotels increased 5.2 percent over 3Q03.

•	Hotel revenue for comparable hotels increased 23.7 percent over 3Q03.

•	Closed on the Ritz-Carlton Half Moon Bay acquisition.

•	Paid a quarterly dividend of $0.22 per share on October 14, 2004.

•	Adjusted EBITDA of $14 million is in line with prior guidance.

Operating Results

We present certain information about our hotel operating results and statistics for the properties owned or leased by us after the IPO and refer to these properties as the “REIT” hotels. Due to our limited period of ownership of the Ritz-Carlton Half Moon Bay, we have excluded the hotel from the statistics presented below. RevPAR increased by 9.2 percent for the company owned and leased REIT hotels during the third quarter of 2004 as compared to the same period in 2003. REIT hotel occupancy was 68.9 percent, representing a 5.2 percent gain over the third quarter 2003 occupancy rate of 65.5 percent. The average daily room rate (“ADR”) for REIT hotels increased 3.8 percent, from $154.87 in 3Q03 to $160.79 for 3Q04. Net loss for the quarter totaled $3.1 million or $0.11 loss per diluted share. Funds from Operations (“FFO”) per diluted share was $0.17 for the three months ended September 30, 2004. As previously announced, the company’s Board of Directors declared a dividend for the quarter ended September 30, 2004 of $0.22 per share, which was paid on October 14, 2004.

“We are pleased with our operational results for the quarter that were in line with our internal guidance,” stated Laurence Geller, chief executive officer of Strategic Hotel. “We are encouraged by the signs of a sustainable recovery in the lodging sector, in particular the increased pricing power that room rates witnessed during the quarter.”

Portfolio Update

For the North American REIT hotels, comparable hotel RevPAR for the third quarter increased 7.9 percent compared to the third quarter of 2003, resulting from a 6.1 percent increase in occupancy and a 1.7 percent increase in ADR. Comparable hotel operating profit margins increased by 50 basis points during the third quarter.

For the European REIT hotels, comparable hotel RevPAR for the third quarter increased 12.6 percent over the third quarter of 2003, driven by a 1.6 percent increase in occupancy and a 10.8 percent increase in ADR.

Acquisition Update

During the quarter, the company closed on its previously announced acquisition of the Ritz Carlton Half Moon Bay, a 261-room ocean-side resort in Northern California. The acquisition was funded by a $75 million mortgage loan provided by an affiliate of Deutsche Bank, and by borrowings under the company’s revolving line of credit.

2004 Outlook

For the North American segment of the REIT portfolio, management expects comparable hotel RevPAR growth for the fourth quarter of 2004 to be in the range of 2.5 to 3.5 percent. For the company’s European properties, management expects comparable hotel RevPAR growth for the fourth quarter of 2004 to be in the range of 9 to 10 percent. Management is reaffirming its previous guidance for the fourth quarter 2004, and anticipates that the company’s adjusted EBITDA should be in the range of $18.8 million to $19.9 million, net loss in the range of $1.6 million to $0.8 million and diluted FFO in the range of $9.8 million to $10.9 million. This outlook assumes a continuation in the economic and lodging sector recovery.

As management is in the initial phase of the portfolio’s hotel budgetary process for 2005, the company anticipates that it will be prepared to issue formal guidance for 2005 in conjunction with the fourth quarter year-end 2004 earnings release.

Earnings Call

Management will conduct its quarterly conference call for investors and other interested parties on Tuesday, November 9, 2004 at 12:00 p.m. Eastern Time (ET).

The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-691-0877. To participate in the webcast, log on to http://www.shci.com or http://fulldisclosure.com 15 minutes before the call to download the necessary software.

About the Company

Strategic Hotel Capital, Inc., is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 15 properties with an aggregate of 6,192 rooms. For further information, please visit the company’s website at www.shci.com.

This press release contains forward-looking statements about Strategic Hotel Capital,

Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the uncertainty of the national economy; economic conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; cash available for capital expenditures; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; competition; demand for hotel rooms in our current and proposed market areas; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotel Capital, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Rooms	$44,544	$76,391	$215,937	$232,958
Food and beverage	25,030	35,992	110,148	117,057
Other hotel operating revenue	9,798	12,993	36,994	40,454

	79,372	125,376	363,079	390,469
Lease revenue	5,692	5,127	20,919	21,372

Total revenues	85,064	130,503	383,998	411,841

Operating Costs and Expenses:
Rooms	11,314	20,419	54,922	59,695
Food and beverage	19,510	29,674	85,155	91,682
Other departmental expenses	26,057	36,604	103,554	108,284
Management fees	2,997	4,163	13,285	13,861
Other property level expenses	5,769	8,010	23,927	26,746
Lease expense	3,189	—	3,189	—
Depreciation and amortization	10,753	19,988	50,810	62,444
Corporate expenses	4,299	4,755	24,493	16,272

Total operating costs and expenses	83,888	123,613	359,335	378,984

Operating income	1,176	6,890	24,663	32,857

Interest expense	6,254	28,083	57,097	82,384
Interest income	(43)	(704)	(1,013)	(2,332)
Loss on early extinguishment of debt	17	2,977	21,963	14,528
Other (income) expenses, net	(1,359)	1,722	684	5,032

Loss before income taxes, minority interests and discontinued operations	(3,693)	(25,188)	(54,068)	(66,755)
Income tax expense (benefit)	405	(2,293)	760	(1,544)
Minority interests	(989)	155	(1,917)	2,834

Loss from continuing operations	(3,109)	(23,050)	(52,911)	(68,045)
Income from discontinued operations	—	775	75,662	25,684

Net (Loss) Income	(3,109)	(22,275)	22,751	(42,361)

Basic and Diluted (Loss) Income Per Share:
Loss from continuing operations per share	$(0.11)	$(1.21)	$(2.36)	$(4.18)
Income from discontinued operations per share	—	0.04	3.38	1.58

Net (loss) income per share	$(0.11)	$(1.17)	$1.02	$(2.60)

Weighted-average common shares outstanding	28,689,288	19,007,969	22,379,762	16,297,666

The company’s Consolidated Statements of Operations for the third quarter and year to date 2004 include for the entire period: the results of the 15 hotels currently owned and leased by the company, referred to as the REIT Hotels; and before June 29, 2004, the date of the IPO, the results of 7 other hotels, which were distributed out of the company and in which the company no longer has an ownership interest.

Strategic Hotel Capital, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheet

(In Thousands, Except Share Data)

	September 30, 2004	June 30, 2004
Assets
Property and equipment	$953,904	$844,709
Less accumulated depreciation	(210,616)	(200,111)

Net property and equipment	743,288	644,598

Goodwill and intangible assets (net of accumulated amortization of $118 and $0)	73,614	55,224
Investment in hotel joint ventures	10,934	10,473
Cash and cash equivalents	32,123	58,765
Restricted cash and cash equivalents	27,114	21,105
Accounts receivable (net of allowance for doubtful accounts of $346 and $348)	23,486	21,235
Deferred financing costs (net of accumulated amortization of $724 and $0)	11,872	11,639
Other assets	75,602	67,250

Total assets	$998,033	$890,289

Liabilities and Owners’ Equity
Liabilities:

Accounts payable and accrued expenses	$56,159	$52,473
Distributions payable	8,721	—
Bank credit facility	50,000	31,500
Mortgages and other debt payable	490,017	415,418
Deferred fees on management contracts	2,377	2,421
Deferred gain on sale of hotels	110,057	109,209

Total liabilities	717,331	611,021
Minority interests	66,554	79,591
Owners’ equity:
Distributions to members	(246,808)	(227,829)
Common shares ($0.01 par value; 150,000,000 common shares authorized; 30,035,701 and 26,254,034 common shares issued and outstanding)	300	263
Additional paid-in capital	730,020	686,065
Deferred compensation	(2,193)	(2,921)
Accumulated deficit	(262,455)	(259,346)
Accumulated distributions to owners	(6,652)	—
Accumulated other comprehensive income	1,936	3,445

Total owners’ equity	214,148	199,677

Total liabilities and owners’ equity	$998,033	$890,289

Strategic Hotel Capital, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Funds from Operations (FFO) and EBITDA

(Unaudited)

We present two non-GAAP financial measures herein for the company that we believe are useful to investors as key measures of our operating performance: Funds from Operations, or FFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA. Reconciliation of these measures to net income (loss), the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present diluted FFO, which is FFO less convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and diluted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to service debt, fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income (losses) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all minority interests into SHCI common shares. We also present adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We believe EBITDA and adjusted EBITDA are useful to an investor in evaluating our operating performance because they provide investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and adjusted EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, diluted FFO, EBITDA and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, diluted FFO, EBITDA and adjusted EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, diluted FFO, EBITDA and adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, diluted FFO, EBITDA and adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss (income). In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we include a quantitative reconciliation of FFO, diluted FFO, EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss).

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
	(unaudited) (In thousands)
Net (loss) income	$(3,109)	$(22,275)	$22,751	$(42,361)
Depreciation and amortization-continuing operations	10,753	19,988	50,810	62,444
Depreciation and amortization-discontinued operations	—	1,256	—	4,508
Gain on sale of assets-discontinued operations	—	(100)	(75,982)	(21,073)
Realized portion of deferred gain on sale leasebacks	(1,122)	—	(1,122)	—
Deferred tax expense on realized portion of deferred gain on sale leasebacks	322	—	322	—
Minority interest adjustments	(2,807)	(113)	(2,931)	(363)
Joint venture adjustments	881	757	2,680	2,490

FFO	4,918	(487)	(3,472)	5,645
Convertible debt interest expense	—	2,126	4,105	12,834
Convertible minority interests	1,818	268	1,014	3,197

FFO-diluted	$6,736	$1,907	$1,647	$21,676

Net (loss) income	$(3,109)	$(22,275)	$22,751	$(42,361)
Depreciation and amortization-continuing operations	10,753	19,988	50,810	62,444
Depreciation and amortization-discontinued operations	—	1,256	—	4,508
Interest expense-continuing operations	6,254	28,083	57,097	82,384
Interest expense-discontinued operations	—	1,406	577	4,891
Income taxes	744	(411)	1,585	1,215
Minority interests	(989)	155	(1,917)	2,834
Joint venture adjustments	1,505	776	6,203	4,617

EBITDA	$15,158	$28,978	$137,106	$120,532
Realized portion of deferred gain on sale leasebacks	(1,122)	—	(1,122)	—
Adjusted EBITDA	$14,036	$28,978	$135,984	$120,532

Strategic Hotel Capital, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBITDA and FFO for 4th Quarter Forecast

	Three months ended December 31, 2004
	Low-End of Range	High-End of Range
	(in millions)
Net loss	$(1.6)	$(0.8)
Depreciation and amortization	12.1	12.1
Interest expense	7.2	7.2
Income taxes	1.3	1.3
Minority interests	(0.5)	(0.2)
Joint venture adjustments	1.5	1.5

EBITDA	20.0	21.1
Realized portion of deferred gain on sale leasebacks	(1.2)	(1.2)

Adjusted EBITDA	$18.8	$19.9

Net loss	$(1.6)	$(0.8)
Depreciation and amortization	12.1	12.1
Realized portion of deferred gain on sale leasebacks	(1.2)	(1.2)
Deferred tax on realized deferred gain	0.3	0.3
Minority interest adjustments	(3.0)	(3.0)
Joint venture adjustments	0.7	0.7

FFO	7.3	8.1
Convertible minority interests	2.5	2.8

Diluted FFO	$9.8	$10.9

Strategic Hotel Capital, Inc. and Subsidiaries

Discussion of REIT Hotel Results and Operating Statistics

(Unaudited)

The company’s Consolidated Statements of Operations for the third quarter and year to date 2004 include for the entire period: the results of the 15 hotels currently owned and leased by the company, referred to as the REIT Hotels; and before June 29, 2004, the closing date of the IPO, the results of 7 other hotels, which were distributed out of the company and in which the company no longer has an ownership interest.

The results of operations of the distributed assets are not reflected as discontinued operations because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. As a result of this accounting presentation, we also present for REIT hotels operating results (revenues, expenses, and adjusted operating income) and selected operating statistics (RevPAR, average daily rate, average occupancy and operating margins, the latter of which is a non-GAAP financial measure). Reconciliation of adjusted operating income to net income (loss), the most directly comparable GAAP measure, is set forth in the following tables.

We present these hotel operating results on a REIT hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to operations at the REIT hotels or from the distributed assets. While management believes that presentation of REIT hotel results is a supplemental measure that provides useful information in evaluating the ongoing performance of the company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on REIT hotel results. For these reasons, we believe that REIT hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

As a result of the elimination of the non-REIT hotel operations, the REIT hotel operating results we present do not represent our total revenues, expenses or operating profit in accordance with GAAP. These results should not be used to evaluate our performance as a whole. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

STRATEGIC HOTEL CAPITAL, INC. AND SUBSIDIARIES

SCHEDULE OF REIT HOTELS

REIT Hotel	Location	Number of Rooms
United States:
Hyatt Regency La Jolla at Aventine	La Jolla, CA	419
Hyatt Regency Phoenix	Phoenix, AZ	712
Hyatt Regency New Orleans	New Orleans, LA	1,184
Loews Santa Monica Beach Hotel	Santa Monica, CA	342
Hilton Burbank Airport and Convention Center	Burbank, CA	488
Embassy Suites Lake Buena Vista Resort	Lake Buena Vista, FL	333
Marriott Rancho Las Palmas Resort	Rancho Mirage, CA	444
Marriott Lincolnshire Resort	Lincolnshire, IL	390
Marriott Chicago Schaumburg	Schaumburg, IL	398
Ritz-Carlton Half Moon Bay	Half Moon Bay, CA	261

Total Number of United States Rooms		4,971

European:
Paris Marriott Champs-Elysees (1)	Paris, France	192
Marriott Hamburg (2)	Hamburg, Germany	277
Inter.Continental Prague (3)	Prague, Czech Republic	372

Total Number of European Rooms		841

Mexican:
Four Seasons Punta Mita Resort	Punta Mita, Mexico	140
Four Seasons Mexico City	Mexico City, Mexico	240

Total Number of Mexican Rooms		380

Total Number of Rooms		6,192

(1)	On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs-Elysees and no longer have continuing involvement as defined by generally accepted accounting principles. Accordingly, a sale of the Paris Marriott Champs-Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.
(2)	Subsequent to the February 2004 sale of the Hamburg Marriott, on March 1, 2004 we acquired the 65% interest we did not previously own in the joint venture that leases the hotel. On June 29, 2004, we eliminated the collateralized guarantee on the sale leaseback related to the property and no longer have continuing involvement which required treating the transaction as a financing. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense.
(3)	We have a 35% interest in the joint venture that owns the Inter.Continental Prague and account for our investment under the equity method of accounting. Our equity in earnings (loss) of the hotel joint venture is included in other expenses, net in our consolidated statements of operations.

Strategic Hotel Capital, Inc. and Subsidiaries

Supplemental REIT Hotel Operating Data

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
	(Dollars in thousands)
REIT Hotel Revenues:
Room	$44,544	$38,949	$137,867	$127,743
Food and beverage	25,030	18,922	74,302	67,141
Other hotel operating revenue	9,798	8,251	28,300	26,982

	79,372	66,122	240,469	221,866
Lease revenue (1)	5,692	2,671	17,384	15,311

REIT hotel revenues	85,064	68,793	257,853	237,177
REIT Hotel Expenses:
Room	11,314	8,979	31,009	27,272
Food and beverage	19,510	15,403	55,290	50,100
Other departmental expenses	26,057	21,360	72,264	65,183
Management fees	2,997	2,732	10,364	9,850
Other property level expenses	5,769	3,428	14,158	11,789
Lease expense	3,189	—	3,189	—

REIT hotel expenses	68,836	51,902	186,274	164,194
REIT Hotel Adjusted Operating Income	16,228	16,891	71,579	72,983
Interest expense, net	6,211	16,211	33,846	46,851
Loss on early extinguishment of debt	17	2,977	9,300	8,561
Other (income) expenses, net (2)	(1,359)	1,722	684	5,032

Income (loss) before income taxes and minority interests	11,359	(4,019)	27,749	12,539
Income tax expense (benefit)	405	(2,293)	760	(1,544)
Minority interests	(989)	155	(1,917)	2,834

REIT Hotel Net Income (Loss)	11,943	(1,881)	28,906	11,249

REIT depreciation and amortization	(10,753)	(9,673)	(31,125)	(29,262)
Corporate expenses	(4,299)	(4,755)	(24,493)	(16,272)
Non-REIT hotel results, net	—	(6,741)	(26,199)	(33,760)
Income from discontinued operations	—	775	75,662	25,684

Net (Loss) Income	$(3,109)	$(22,275)	$22,751	$(42,361)

(1)	Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, we record lease revenue for the Hamburg Marriott. Lease revenue for the three and nine months ended September 30, 2004 and 2003 includes revenues from the Hyatt Regency New Orleans until June 29, 2004 when we converted the Hyatt Regency New Orleans lease to a management agreement. Prior to June 29, 2004, the Paris Marriott Champs-Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee. On June 29, 2004, we recorded a sale and leaseback related to the Paris Marriott Champs-Elysees. Subsequent to June 29, 2004, we only earn lease revenue from the Hamburg Marriott and the Paris Marriott Champs-Elysees.
(2)	Other expenses, net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three and nine months ended September 30, 2004 and 2003. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the three and nine months ended September 30, 2003 and are included in the nine months ended September 30, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

Strategic Hotel Capital, Inc. and Subsidiaries

Selected REIT Hotel Operating Statistics

The operating statistics below do not include the Ritz-Carlton Half Moon Bay, which was acquired on August 24, 2004.

United States Hotels (as of September 30, 2004)

9 Properties

4,710 Rooms

	Three months ended September 30,				Nine months ended September 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$129.54	$126.71	2.2%		$140.35	$140.79	(0.3)%
Average Occupancy	66.1%	62.3%	3.8	pts	69.1%	66.6%	2.5	pts
RevPAR	$85.66	$78.90	8.6%		$97.01	$93.76	3.5%
Operating Profit Margin	28.0%	27.8%	0.2	pts	33.4%	35.1%	(1.7	)pts

Mexican Hotels (as of September 30, 2004)

2 Properties

380 Rooms

	Three months ended September 30,				Nine months ended September 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$268.48	$268.44	0.0%		$346.07	$333.14	3.9%
Average Occupancy	61.3%	59.1%	2.2	pts	67.4%	64.6%	2.8	pts
RevPAR	$164.46	$158.71	3.6%		$233.09	$215.06	8.4%
Operating Profit Margin	28.0%	25.9%	2.1	pts	40.5%	37.5%	3.0	pts

Total North American Hotels (as of September 30, 2004)

11 Properties

5,090 Rooms

	Three months ended September 30,				Nine months ended September 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$139.41	$137.02	1.7%		$155.64	$155.01	0.4%
Average Occupancy	65.8%	62.0%	3.8	pts	69.0%	66.4%	2.6	pts
RevPAR	$91.67	$84.98	7.9%		$107.37	$102.99	4.3%
Operating Profit Margin	28.0%	27.5%	0.5	pts	34.5%	35.5%	(1.0	)pts

European Hotels (as of September 30, 2004)

3 Properties

841 Rooms

	Three months ended September 30,				Nine months ended September 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$256.27	$231.39	10.8%		$231.08	$217.96	6.0%
Average Occupancy	87.2%	85.8%	1.4	pts	81.1%	76.9%	4.2	pts
RevPAR	$223.59	$198.50	12.6%		$187.42	$167.59	11.8%
Operating Profit Margin	53.2%	54.3%	(1.1	)pts	48.9%	50.5%	(1.6	)pts

Total Hotels (as of September 30, 2004)

14 Properties

5,931 Rooms

	Three months ended September 30,				Nine months ended September 30,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$160.79	$154.87	3.8%		$168.11	$165.22	1.7%
Average Occupancy	68.9%	65.5%	3.4	pts	70.7%	67.9%	2.8	pts
RevPAR	$110.72	$101.37	9.2%		$118.91	$112.25	5.9%
Operating Profit Margin	34.0%	33.7%	0.3	pts	37.3%	38.1%	(0.8	)pts

Our portfolio breakdown between North America and European hotels constitutes the differentiation between wholly owned assets in the North American segment, and joint ventures and two leaseholds in the European segment.